Exhibit 3(kk)
Bylaws
of
Stratus Government Services, Inc.

Incorporated under the Laws of the
State of Delaware

Adopted as of February 1, 2006

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PAGE
Section 5. Loans	13
Section 6. Checks, Etc.	14
Section 7. Fiscal Year	14
Section 8. Rules of Interpretation	14

ARTICLE VIII

AMENDMENTS	14

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BYLAWS
OF
STRATOS GOVERNMENT SERVICES, INC.
(a Delaware corporation)

ARTICLE 1
OFFICES
     Section 1. Registered Office. The registered office of Stratos Government Services, Inc. (the “Corporation”) in the state of Delaware shall be located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.
     Section 2. Other Offices. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.
     Section 2. Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting as permitted under Delaware General Corporation Law, annual meetings of stockholders shall be held for the election of directors on such date, at such time and at such place as may be designated by the Board of Directors. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.
     Section 3. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors (if any), the President or by order of the Board of Directors, and shall be called by the President or Secretary at the written request of stockholders holding of record at least 25% of the outstanding shares of capital stock of the Corporation.

entitled to vote at such meeting. Any such written request shall state the purpose or purposes for which such meeting is to be called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.
     Section 4. Notice of Meetings. Except as otherwise provided by law, not less than ten nor more than sixty days before the date of every stockholders’ meeting, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall not be required to be given to any stockholder who shall waive such notice in writing or by electronic transmission, whether before or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of only business because the meeting is not lawfully called or convened.
     Section 5. List of Stockholders. The Secretary, or such other officer of the Corporation who shall have charge of the stock ledger of the Corporation, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any; purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be kept and produced at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at such meeting of stockholders.
     Section 6. Quorum. At any meeting of the stockholders, the holders of a majority of the votes represented by the issued and outstanding capital stock of the Corporation entitled to be cast at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7. Voting. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share capital stock of the Corporation held by such stockholder, provided, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.
     A majority of the voles cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorise action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law, by the Certificate of Incorporation, or by these Bylaws. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote at such meeting or so directed by the chairman of the meeting or required by law, the vote at such meeting on any question need not be by written ballot On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.
     Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder In proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing, or other means of electronic transmission, subscribed by such stockholder No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.
     Section 9. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vole thereon were present and voted and shall be delivered to the Corporation at its registered office, its principal place of business. Or an officer or agent of the Corporation having custody of the book in which proceedings of meetings and stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmuted by a stockholder or proxy holder, or by a person authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder, or by a person authorized to act for the stockholder or proxy holder, and (b) the date on which such stockholder or proxyholder or authorized person transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or other electronic transmission is transmitted shall be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation in the manner required by Delaware General Corporation Law or in such other manner as approved by the Board of Directors. Prompt notice of the taking of the corporate action without a meeting by less than unammous written consent shall be given to those stockholders who have not consented in writing.
     Section 10. Effectiveness of Notices Given by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given under Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary or such other person responsible for the giving of notice.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.
     Section 2. Number. The Board of Directors of the Corporation shall consist of one or more members. The actual number of directors shall be determined by resolution of the Board of Directors; however, the tenure of office of a director shall not be affected by any decrease in the number of directors made by the Board.
     Section 3. Election and Term. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the Board of Directors of the Corporation shall consist of the persons named as directors in the Certificate of Incorporation. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify, or until they sooner die resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the directors.
     Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Board of Directors may hold meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.
     Section 5. Annual Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of stockholders for the election of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.
     Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President, on the written request of any director, or by the Secretary. Special meetings may be held at such place or places within or without the State of Delaware and on such notice (if any) as may be designated from time to time by the Board of Directors.
     Section 8. Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of votes represented by the issued and outstanding stock of the Corporation entitled to vote for the election of such director(s): (a) present in person or represented by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II.
     Section 9. Resignations. Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, if any, the President, a Vice President, if any, or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 10. Vacancies. Except as otherwise provided in the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, any newly created directorships and vacancies occurring in the Board of Directors by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled by the action of a majority of the directors, then in office The director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.
     Section 11. Compensation of Directors. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fee for attendance at each meeting of the Board of Directors or a stated fee as a director. No such payment shall preclude any director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.
     Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 13. Telephonic Participation in Meetings. Members of the Board of Directors or any committee there of may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     Section 14. Executive Committee. The Board of Directors may select an executive committee from among its members. In all cases in which specific directions shall not have been given by the Board of Directors, the executive committee shall have and may exercise all of the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action and had not theretofore given specific directions with respect to the matters concerning which the executive committee look action, unless actual notice to the contrary shall have been given. The Board of Directors may delegate to the executive committee any or all of the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation and may from time to time extend, so far as may be permitted by law, modify, curtail or restrict the powers so delegated.
     Section 15. Manner of Acting by Executive Committee. The executive committee may meet at stated times or on notice given personally to all by any one of their own number The executive committee may fix its own rules or procedures and meet at such times and at such place or places as may be provided by such rules or by resolution of the executive committee or of the Board of Directors At every meeting of the executive committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of all the members present shall be necessary for the adoption by it of any resolution.
     Section 16. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees which, to the extent provided in said resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of any member of any committee of the Board of Directors, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any member of the Board of Directors to act in the place of such absent or disqualified member.
ARTICLE IV
OFFICERS
     Section 1. Officers. The officers of the Corporation shall be elected by the Board of Directors and shall include a President and a Secretary The Board of Directors may also choose one or more Vice Presidents and such other officers and agents as the Board of Directors shall deem necessary. Any number of offices may be held by the same person unless the Certificate of Incorporation otherwise provides.
     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting after each annual meeting of the stockholders. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.
     Section 3. Removal. Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
     Section 4. Resignations. Any officer may resign at any time by giving written notice 10 the Chairman of the Board, if any, the President, the Secretary or the Board of Directors Any such resignation shall lake effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Vacancies. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors
     Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside, if present, at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.
     Section 8. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, provided, however, that, unless expressly authorised by the Board of Directors, the President shall not be authorized to borrow funds or incur indebtedness on behalf of the Corporation or otherwise engage in any transaction that requires the expenditure of any funds not previously authorized by the Board of Directors in the Corporation’s annual budget. The President shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary, any Assistant Secretary or the Treasurer The President shall have such other rights, duties and powers as from time to time shall be assigned to him by the Board of Directors.
     Section 9. Vice President. The Vice President (if any, or if there shall be more than one the Vice Presidents in the order determined by the Board of Directors) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall have such other powers and shall perform such other duties as from time to time shall be assigned to him by the Board of Directors.
     Section 10. Treasurer. Except as the Board of Directors may otherwise determine, the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors The Treasurer shall disburse the funds of the Corporation in accordance with the annual budget for the Corporation approved by the Board of Directors or us otherwise may be approved by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation, in general, he shall perform all the duties incident to the office of Treasurer and shall have such other rights, duties and powers as from time to time may be assigned to him by the Board of Directors or the President. If required by the Board of Directors , the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surely or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other properly of whatever kind in his possession or under his control belonging to the Corporation.
     The Assistant Treasurer (if any, or if there shall be more than one the Assistant Treasurers in the order determined by the Board of Directors) shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 11. Secretary. Except as the Board of Directors may otherwise determine, the Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; he shall have charge of the stock records of the Corporation: he shall see that all reports, statements and other documents required by law are properly kept and filed, he shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it. and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary, which may be in facsimile, and in general he shall perform all the duties incident to the office of Secretary and shall have such other rights, duties and powers as from time to time may be assigned to him by the President or the Board of Directors.
     The Assistant Secretary (if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors.
ARTICLE V
INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 1. Right to Indemnification. (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter, a “proceeding”), by reason of the fact that he or she is or was director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter- an “indemnitee’”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorised by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liabilities and losses (including attorneys fees, judgments, fines. ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) minitiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.
     Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including reasonable attorneys’ fees) incurred by the indemnitee in connection with any proceeding for which such right to indemnification is applicable in advance of its final disposition: provided, however, that the Corporation shall have first received an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified by the Corporation.
     Section 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights If a claim under Sections 1 and 2 of this Article is not paid in full by the Corporation within sixty days after a written claim therefor has been received by the Corporation, except in case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in my such smt, of in a sum brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is note entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise, shall be on the Corporation.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
     Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to indemnification and advancement of expenses of directors and officers of the Corporation.
     Section 7. Repeals and Modifications. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VI
SHARES AND THEIR TRANSFER
     Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and kind and class of shares of the capital stock of the Corporation owned by him No certificate shall be issued for partly paid shares.
     Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation and its seal shall be affixed thereto The signatures of such officers of the Corporation may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.
     Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.
     Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.
     Section 5. Registrations of Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books The Corporation shall be entitled to recognize the exclusive right of a person registered on us books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware: provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.
     Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
     Section 7. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give a bond, with sufficient surely, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.
     Section 8. Record Dates. The Board of Directors may fix, in advance, a date as a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the state of Delaware in the year 2006. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used be any other officer.
     Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize am person on behalf of the Corporation to attend, vole and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.
     Section 3. Dividends. Subject to the provisions of the Certificate of incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital slock, subject to the provisions of law and of the Certificate of Incorporation. Before declining any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
     Section 4. Execution of Contracts. The Board of Directors may authorize any officer or officers or other person or persons to enter into any contracts or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances If and to the extent authorized by the Board of Directors, the power to enter into contracts and execute and deliver instruments may be delegated by am such officer or officers or person or persons.

     Section 5. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to lime. If and to the extent authorized by the Board of Directors, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or person or persons.
     Section 6. Checks. Etc. All checks, drafts, bills of exchange, and other orders for the payment of money, notes, letters of credit, acceptances, bills of lading, warehouse receipts, insurance certificates, obligations, and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may from time to time designate, subject to any restrictions that the Board of Directors may, in its sole discretion, from time to time impose, and unless so authorized by the Board of Directors or by the provisions of these Bylaws, no officer or other person shall have any power or authority to sign any such instrument. If and to the extent authorized the Board of Directors, the power to sign any such instruments may be delegated by any such officer or officers or person or persons.
     Section 7. Fiscal Year. The fiscal year of the Corporation shall end on December 31st each year.
     Section 8. Rules of Interpretation. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.
ARTICLE VIII
AMENDMENTS
     These Bylaws of the Corporation may be altered, amended or repealed by the majority of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation: (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II: provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.